SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[ ]	Preliminary Information Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[X]	Definitive Information Statement

CHINA PHARMA HOLDINGS, INC.
(Name of Registrant As Specified In Charter)

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[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CHINA PHARMA HOLDINGS, INC.

2nd Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China

June 25, 2009

Dear Stockholder:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of China Pharma Holdings, Inc. (the "Company"), a Delaware corporation. The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you of actions already approved by written consent of a majority of the voting stockholders and the Board:

To elect Heung Mei TSUI as a director to serve for the term stated.

The enclosed Information Statement is being mailed on or about June 25, 2009 to stockholders of record as of the close of business on April 28, 2009. You are urged to read the enclosed Information Statement in its entirety.

For the Board of Directors of
CHINA PHARMA HOLDINGS, INC.

By: /s/ Zhilin Li
Zhilin Li
Chief Executive Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

CHINA PHARMA HOLDINGS, INC.

2nd Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China

Phone: (0086-898-66811730 (China))

June 25, 2009

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders of the common stock (the “Shareholders”), par value $.001 per share (the "Common Stock"), of China Pharma Holdings, Inc., a Delaware Corporation (the "Company"), to notify such Stockholders of the following:

On April 28, 2009, the Company received written consents in lieu of a meeting of Stockholders from holders of 23,091,466 shares representing approximately 54.62% of the 42,278,938 total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") electing Heung Mei TSUI as a member of the Board of Directors of the Company.

Pursuant to Delaware General Corporation Law (“DGCL”) and subject to the Shareholders’ approval, the Board of Directors of the Company elected Heung Mei TSUI as a member of the Board on April 28, 2009. According to DGCL, any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting,  without prior notice and without a vote, if a consent in writing,  setting forth the action so taken,  is signed by the holders of  outstanding  stock  having not less than the  minimum  number of votes that would be  necessary  to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  The Majority Stockholders approved the action by written consent in lieu of a meeting on April 28, 2009, in accordance with the DGCL. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

In order to eliminate the costs and management time involved in holding a special meeting, and in order to ratify the appointments as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on April 28, 2009, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become ratified until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about June 25, 2009 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

2.	Annual Report on Form 10-K for the year ended December 31, 2008.

All of these documents which are being incorporated by reference into this 14C.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, April 28, 2009, the Company had 42,278,938 shares of common stock issued and outstanding. Each share of outstanding common stock is entitled to one vote on matters submitted for Stockholder approval.

On April 28, 2009, the holders of 23,091,466 shares representing approximately 54.62% of the 42,278,938 shares of common stock then outstanding executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of our common stock owned as of April 28, 2009 by all persons (i) known to us who own more than 5% of the outstanding number of such shares, (ii) by all of our directors, and (iii) by all officers and directors of us as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)

Common Stock	Zhilin Li	10,000,000	23.65%
Common Stock	Heung Mei Tsui	10,812,651	25.57%
Common Stock	Jian Yang	2,278,815	5.39%

Officers, Directors and Five (5) Percent Shareholders as a Group		23,091,466	54.62%
Common Stock	Peter Siris	2,794,323 (2)	6.61%
Common Stock	Guerrilla Capital Management, LLC	2,782,323 (2)	6.58%

(1) The percent of class is based on 42,278,938 shares of common stock issued and outstanding as of April 28, 2009.

(2) Guerrilla Capital Management, LLC (“Guerrilla”), an investment fund located in New York, beneficially owns or controls 2,782,323 shares of our common stock as disclosed in a Schedule 13G filed on February 13, 2009. Peter Siris is the managing director of Guerrilla, and believed to have dispositive and voting power over the securities held by Guerrilla. Besides, Peter Siris has sole voting power with respect to 12,000 shares of our common stock, and beneficially owns or controls 2,794,323 shares of our common stock in aggregate.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the DGCL, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted as set forth herein.

Election Of Director

We have elected one (1) member to our Board of Directors. The Board and majority shareholders have approved the director: Heung Mei TSUI. If the nominee declines to serve or becomes unavailable for any reason, or if any vacancy occurs before the election (although the Company knows of no reason that this would occur), the proxies may be voted for such substitute nominee as the Company may designate. The following sets forth certain information regarding the new director of the Company:

Heung Mei TSUI

Ms. TSUI is a self-employed businesswoman engaged in the international trading and strategic investment. She graduated from Hunan Financial & Economic College in 1982. Ms. TSUI had been a member of the Company’s Board of Directors from October 19, 2005 to February 1, 2008.

Other

During the past five years, the foregoing Director has never:

(a)

Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding; or

(c)

Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

EFFECTIVE DATE OF RATIFICATION

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be ratified on or about the close of business on July 15, 2009.

By Order of the Board of Directors

By: /s/ Zhilin Li

-------------------------

Zhilin Li

Chairman

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